Exhibit 10.17

Contract #: [Urban] Rural Credit Loan [2009] # 0007k

Loan Agreement

Borrower: Hebei Zhongding Jiye Real Estate Development Co., Ltd.
Lender: Xingtai City Urban Credit Union
Loan Category: Medium to Long Term

Xingtai City Urban Credit Union
05/16/2009

Loan Agreement
Contract #: [Urban] Rural Credit Loan [2009] # 0007k

Borrower: Hebei Zhongding Jiye Real Estate Development Co., Ltd.
Chairman: Jianfei Guo
Address: Southeast Corner between Gangtie North Road and Yongjun Street, Xingtai City
Zipcode: 054000                                           Fax: 5908806                                                                Tel.: 13932918888
Lender: Xingtai City Urban Credit Union
Principal: Jingliang Dong
Address: 405 Guoshoujin North Road, County of West, Xingtai City
Zipcode: 054000                                           Fax: 2261212                                                                Tel: 2221388

[collectively, the Parties]

Upon equal negotiation, the Parties enter the following agreements regarding the loans from the Lender to the Borrower:

1.	Loan Amount: RMB ￥10,000,000.

2.	Use of the Loan: this loan shall be solely used for the project development purpose and without the written consent from the Lender, the Borrower shall not use this loan for any other purposes.

3.	Term: 24 months, from 06/29/2009 to 06/25/2011.
In the event the actual withdrawal date is later than 06/29/2009, the term shall be extended accordingly.  The withdrawal notice and fund transfer proofs are part of this Agreement with same legal effect.

4.	Interest, Penalty and Interest Rate Calculation
1)	This Agreement shall apply the fixed annual rate of 8.55%.

2)	Penalty Rate:
a)	If the Borrower used the Loan on the unauthorized projects, the penalty rate is 100%.
b)	If the Borrower fails to make the due payment of the Loan, the penalty rate is 50%.
c)	If the Borrower has incurred the both situations of the above, the penalty rate shall be 100% and shall be calculated in compound interests.

3)	The interest calculation date is the date that the first loan amount is transferred from the Lender to the Borrower’s desired account.

4)
The interest shall be calculated from the date that the first loan amount is transferred from the Lender to the Borrower’s desired account.  The daily interest equals to the total annual interest /360.  In the event the Borrower fails to repay the due amount, the interest will be calculated in compound interests.

5)	Interest Payment Due Date
a)	The interest payment shall be timely made to the due interest amount calculated in the above fixed rate.
b)	The 20th day of each month is the interest payment due date.

5.	Release of the Loan and the Use of the Loan
1)	The Lender shall release the Loan only when the Borrower meets the following conditions:
a)	The Borrower has obtained all required permissions, approvals, registration certificates, insurances, receipts for the project in connection with the Loan under this Agreement;
b)	The Borrower has pledged the effective mortgage as required as the guaranty for its Loan repayment obligation under this Agreement;
c)	The Borrower has opened the required special bank account for the purpose of Loan withdrawal and repayment;
d)	There is no breach of the contract by the Borrower or any events that may negatively affect the Lender’s rights under this Agreement;
e)	The Loan from the Lender to the Borrower will not incur any violations of the laws and regulations.
f)	Other conditions:

2)	Schedule of Loan Use:
a)	From ______________ to ______________, amount to be used: $_______________
b)	From ______________ to ______________, amount to be used: $_______________
c)	From ______________ to ______________, amount to be used: $_______________
d)	From ______________ to ______________, amount to be used: $_______________
e)	From ______________ to ______________, amount to be used: $_______________
f)	From ______________ to ______________, amount to be used: $_______________

3)	Without the Lender’s written consent, the Borrower shall not early withdraw the Loan, late withdraw the Loan or cancel the withdrawal of the Loan.

4)	If the Borrower withdraws the Loan by installments, the total term of the Loan under this Agreement shall be the same as described in the above Article 3.

6.	Loan Repayment
1)
Repayment Order: The Borrower shall reimburse any and all out-of-pocket fees and costs that the Lender distributed on behalf of the Borrower under this Agreement and any and all costs and expenses that the Lender incurred to claim its rights under this Agreement  first, then repay the due interests and principles to the Lender.

2)
Interest Repayment: The Borrower shall repay the interests on the interest payment day and the first repayment day is the first interest repayment date.  On the last repayment day, any and all outstanding due amounts shall be fully paid off.

3)	Repayment Schedule:
a)	From ______________ to ______________, amount to pay: $_______________
b)	From ______________ to ______________, amount to pay: $_______________
c)	From ______________ to ______________, amount to pay: $_______________
d)	From ______________ to ______________, amount to pay: $_______________
e)	From ______________ to ______________, amount to pay: $_______________
f)	From ______________ to ______________, amount to pay: $_______________

4)
Repayment: the Borrower shall deposit sufficient funds in the special account opened with the Lender for the due amounts repayments (and the Lender shall have right to deduct any and all due amounts from this account), or the Borrower shall fully pay off the due amounts on the date of repayment by transferring funds from other bank accounts.

5)
Early Repayment: the Borrower shall apply for early repayment with the Lender with _______ business days advance notice and with the consent of the Lender, the Borrower can early repay partial or total of the amounts due.

If the Borrower chooses to early repayment the due principle amounts by installments, the latest payable principle amount shall be paid first (opposite to the above repayment schedule) and the remaining unpaid principles shall follow the same interest rate as set forth above.

6)
Extension Request: under the extreme situation that the Borrower cannot repay the due amounts following the repayment schedule, the Borrower shall give 30 business days advanced written  notice to the Lender requesting for extension of the repayment.  Upon the consent of the Lender, the Parties shall enter the extension agreement and the repayment period will be extended accordingly.  The interest rate shall be calculated throughout the accumulated total time period, including the extended period.

7.	Rights and Obligations of the Borrower
1)	Rights:
a)	Require the Lender to issue the Loan timely.
b)	Use the Loan in the authorized projects.
c)	Require the Lender to keep the Borrower’s business information confidential, except such disclosure is required under the laws and regulations.
d)	Refuse the bribe demand of the Lender and report such demand to the government authorities.

2)	Obligations:
a)	Repay the Loan and related due amounts timely and assume all the costs and expenses under this Agreement.
b)	Furnish the Lender of the accurate, complete and effective financial information, including but not limited to the quarterly and annual financial statements.
c)
Inform the Lender promptly upon any changes of registration information (changes of legal name, address, representative, business scope, registered capital, etc.) of the Borrower within 15 business days after such changes.

d)	Shall not use the Loan in any unauthorized and/or illegal areas and projects; shall fully cooperate with the Lender with the Lender’s supervision on the use of the Loan.
e)	Warrant that the project construction in connection with the Loan shall fully follow the laws and regulations.
f)	Do not provide any other warrants or guaranties to a third party before the total due amounts is fully paid off under this Agreement.
g)
Report any related transactions over 10% of the Borrower’s net assets, including: i) related transactions between affiliated parties; ii) transaction name and nature; iii) transaction amount and related data; and iv) pricing policies.

h)
The Borrower further represents and warrants that the project in connection with the Loan under this Agreement shall be conducted fully under the laws and regulations, and the required capitals for the project shall be fully invested at a timely basis and the project shall be developed in accordance with the proposed schedule.

8.	Rights and Obligations of the Lender
1)	Require the Borrower to timely repay any due principles, interests and other related costs and fees under this Agreement.
2)	The Lender shall issue the Loan as agreed herein except for the reasons out of the Lender’s control or the Borrower’s reasons.
3)	The Lender shall keep the Borrower’s business secrets confidential except otherwise required by the laws and regulations.
4)	The Lender shall not demand bribes from the Borrower.
5)	The Lender shall not conduct bad faith activities to harm the legitimate interests of the Borrower.

9.	Breach of Contract and Liabilities
1)	Breach by the Lender:
a)	The Lender fails to issue the Loan without good cause, the Borrower can demand the Lender to issue the Loan.
b)	The Borrower can ask the Lender to return any and all illegally charged interests and/or fees on the Borrower.

2)	Breach by the Borrower:
a)	The Borrower fails to perform its contractual obligations under this Agreement.
b)	The Borrower expressively states or states by actions that the Borrower will not perform its obligations under this Agreement.

3)	Any of the following situations that may negatively affect the Lender’s rights under this Agreement:
a)
the Borrower has substantial changes of business, including assignment of the assets, leasing of the assets, restructure of the corporate, reduction of the registered capital/investment, entrance of the joint venture, mergers and acquisitions, spin-offs, suspension/revocation of licenses, bankruptcies, substantial changes of major shareholders/controller, substantial penalties, litigations, manufacturing accidents, changes on the financial situation and management, etc.

b)
the Borrower fails to pay any other due amounts under any other agreements with other creditors, transfer the assets by low price or without consideration, exempt the receivable accounts from a third party as a creditor of such party, provide other guaranties for a third party, etc.

c)	the Borrower abuse the limited liabilities of the corporate structure to avoid repayment obligations.
d)	the Borrower fails to satisfy any of the obligations described under this Agreement.
e)	the guarantor has any of the following situations:
i)  any misleading, untrue, or missing information disclosed by the  guarantor;
ii) the guarantor has substantial changes of business, including assignment of the assets, leasing of the assets, restructure of the corporate, reduction of the registered capital/investment, entrance of the joint venture, mergers and acquisitions, spin-offs, suspension/revocation of licenses, bankruptcies, substantial changes of major shareholders/controller, substantial penalties, litigations, manufacturing accidents, changes on the financial situation and management, etc.
iii) the guarantor lost the capacity to be the guarantor
f)	the pledged mortgage/guaranty has any of the following situations:
i)  other than the reason of the Parties, the pledged mortgage/guaranty property was taken over by the related government authorities under the laws or the value of the pledged mortgage/guaranty property partially or entirely reduced.
ii) the pledged mortgage/guaranty property was sold by the related government authorities or there is a dispute on the property ownership of the property.
iii) any misleading, untrue, or missing information disclosed by the person or entity who provide such pledged properties.
g)	the guaranty was deemed ineffective, illegal, revoked, canceled, terminated under the laws.
h)	other situations that the Lender deems may negatively affect the Lender’s rights under this Agreement.

4)	The Lender’s Remedies:
The Lender shall be entitled to the following remedies if the Borrower has the situations described in the above 2) and 3):
a)	Stop issuing the Loan;
b)	Determine the Loan is immediately due and demand for payments of any and all due amounts, including principles, interest and other related fees.
c)	Refuse to issue the Loan and charge ______% penalty rate if the Lender found out the Borrower misused the Loan in any unauthorized projects.
d)
Charge the compound interest rate as the penalty rate from the date of misuse of the Loan till the date that all outstanding due amounts is fully paid off, if the Lender found out the Borrower misused the Loan in any unauthorized projects.

e)	Other remedies:
i) deduct any and all amounts the Borrower deposited in other accounts with the Hebei Province Urban Credit Union banking system;
ii) exercise the guaranty rights over the pledged properties;
iii) demand for new guaranties; and
iv) terminate this Agreement.

10.	Other Fees
1)
the Borrower shall be fully and solely responsible for any and all related fees and charges under this Agreement, including but not limited: including but not limited to: litigation costs, property lien expenses, attorney fees, enforcement costs, evaluation fees, auction fees, announcement costs, etc.

2)
The Lender shall have the right to disclose the related information of the Borrower to the related parties under the laws and regulations for the purpose of credit information database and for the research purpose for institutional and personal use.  The Borrower consents to such use of the information disclosure.

3)	In the event that the Borrower failed to pay any due amounts, the Lender shall have the right to announce such failure through public media.
4)
Any receipts and invoices solely retained by the Lender in connection with the Loan hereunder shall be deemed sufficient, valid and effect evidence of the Loan transactions between the Parties.  The Borrower cannot use the fact that such evidences were retained by the Lender Unilateral as a defense.

5)
In the event that the Lender fails or delaying in claiming its rights under this Agreement, this shall not constitute any waiver of the Lender to such rights and shall not affect any rights that the Lender shall be entitled under this Agreement.

6)
the Lender shall have the right to deduct any and all amounts due by the Borrower from any domestic and foreign currency accounts that the Borrower opens with the Lender, till the due amounts is fully paid off.

7)	In the event that the Borrower has changed the address and contacts, the Borrower shall immediately inform such changes to the Lender in writing within 5 business days.
8)
In the event that the Borrower failed to pay any due amounts under this Agreement, the Lender shall have right to deduct the payable amounts from any domestic and foreign currency accounts that the Borrower opens with the Lender without prior notice, till the due amounts is fully paid off.

9)
Resolution of the Dispute: the Parties shall amicably negotiation to resolve any disputes arisen from this Agreement. Any disputes remain unresolved after the negotiation shall be submitted to the courts where the Lender domiciles.

10)	Effectiveness: This Agreement shall be effective upon the execution of the Parties till the termination date described herein.
11)	This Agreement shall be executed in two (2) copies with each party has one identical copy.
12)	Others: [Blank]

11.	Statement：
1)	The Borrower clearly understands the business operation scope of the Lender and the lending authorities of the Lender.
2)
The Borrower understand its all contractual rights and obligations under this Agreement upon the Lender’s explanations of this Agreement.  The Borrower has fully read the entire Agreement and consent to execute this Agreement.

3)	The execution of this Agreement by the Borrower has obtained the required approvals and permissions from the Borrower’s Board and related government authorities.

Borrower: [Signature of the Chairman]
[Corporate Seal]

Lender: [Signature of the Principle]
[Bank Seal]

Date: